Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 7, 2018, between:

SEARS HOLDINGS CORPORATION, a Delaware corporation (“Holdings”),

SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation, and KMART CORPORATION, a Michigan corporation (the “Borrowers”),

the Lenders party hereto,

the Issuing Lenders,

the Co-Collateral Agents, and

BANK OF AMERICA, N.A., as Administrative Agent (the “Agent”),

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, the Lenders party thereto, the Co-Collateral Agents party thereto, and the Agent, among others, are party to that certain Third Amended and Restated Credit Agreement, dated as of July 21, 2015, as amended pursuant to that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of April 8, 2016, that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of February 10, 2017, and that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of December 12, 2017 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”);

WHEREAS, Holdings, the Borrowers, the Lenders party hereto, the Issuing Lenders, the Co-Collateral Agents, and the Agent have agreed to amend the Existing Credit Agreement on the terms and subject to the conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Existing Credit Agreement.

2.	Representations and Warranties.

a.	Each Borrower hereby represents and warrants that:

i.	no Default or Event of Default exists under the Existing Credit Agreement or under any other Loan Document as of the date hereof; and

ii.	all representations and warranties contained in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that (A) such representations or warranties are qualified by a materiality standard, in which case they are true and correct in all respects, and (B) such representations or warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

b.	Each of Holdings and each Borrower hereby represents and warrants that:

i.	such Loan Party (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (B) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

ii.	the execution and delivery by such Loan Party of this Amendment and the performance by such Loan Party of its obligations under this Amendment and the Amended Credit Agreement, and the consummation of the transactions contemplated by this Amendment and the Amended Credit Agreement, are within such Loan Party’s powers, have been duly authorized by all necessary organizational action, and do not contravene (A) the charter or by-laws or other organizational or governing documents of such Loan Party or (B) law or any contractual restriction binding on or affecting such Loan Party, except, for purposes of this clause (B), to the extent such contravention would not reasonably be expected to have a Material Adverse Effect;

iii.	no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Loan Party of this Amendment or the Amended Credit Agreement that has not already been obtained if the failure to obtain such authorization, approval or other action could reasonably be expected to result in a Material Adverse Effect; and

iv.	this Amendment has been duly executed and delivered by such Loan Party. This Amendment and the Amended Credit Agreement constitute, and will constitute upon execution of this Amendment, the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.	Release by Borrowers. Each Borrower hereby acknowledges and agrees that it has no actual knowledge of any defenses or claims against any Lender, any Issuing Lender, the Agent, the Co-Collateral Agents, any of their Affiliates, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, and that if such Borrower now has, or ever did have, any defenses or claims with respect to the Obligations against any Lender, any Issuing Lender, the Agent, the Co-Collateral Agents or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of effectiveness of this Amendment, all of them are hereby expressly WAIVED, and each Borrower hereby RELEASES each Lender, each Issuing Lender, the Agent, the Co-Collateral Agents and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

4.	Amendments to Existing Credit Agreement. Each of the parties hereto agrees that, effective as of the Amendment Effective Date (as defined below), the Existing Credit Agreement shall be amended as follows:

a.	The definition of “Debt Maturity Reserve” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Debt Maturity Reserve” means an Availability Reserve (i) if (x) the Term Loan, the Senior Unsecured Notes, the Existing Second Lien Notes or any other Debt (other than the April 2016 Mortgage Debt) with a principal balance in excess of $50,000,000 (excluding Debt consisting of Short Term commercial paper or other Short Term Debt with an aggregate principal balance of $750,000,000 or less (whether incurred pursuant to clause (h) of the definition of Permitted Debt or that otherwise qualifies as Permitted Debt)), or, (y) solely to the extent that the Extended Termination Date of the Extended Revolving Commitments is further extended in accordance with the terms of Section 2.18 hereof to a date that is beyond the 2016 Term Loan Termination Date (as the 2016 Term Loan Termination Date may be extended in accordance with the terms of Section 2.18 hereof), the 2016 Term Loan, in each case remains outstanding on any date that is 91 days (or, solely in the case of the Existing Second Lien Notes outstanding on the Fourth Amendment Effective Date (without regard to any notes issued in exchange or replacement therefor, or in lieu thereof), 30 days) or fewer prior to the maturity date of such Debt (any such date under this clause (i), the “date of determination”), then an amount equal to the outstanding principal balance of such Debt, provided that such Debt Maturity Reserve shall be eliminated when such Debt is satisfied (including, if otherwise permissible hereunder, with the proceeds of an Advance in an amount up to the amount of the applicable Debt Maturity Reserve), refinanced, or the maturity thereof extended so as to be in excess of 91 days (or, solely in the case of the Existing Second Lien Notes outstanding on the Fourth Amendment Effective Date (without regard to any notes issued in exchange or replacement therefor, or in lieu thereof), 30 days) after such date of determination, (ii) if the April 2016 Mortgage Debt remains outstanding on any date that is 45 days or fewer prior to the maturity date of such Debt (any such date under this clause (ii), the “date of determination”), then an amount equal to the outstanding principal balance of such Debt, provided that such Debt Maturity Reserve shall be eliminated when such Debt is satisfied (including, if otherwise permissible hereunder, with the proceeds of an Advance in an amount up to the amount of the applicable Debt Maturity Reserve), refinanced, or the maturity thereof extended so as to be in excess of 45 days after such date of determination, and (iii) if any Debt consisting of Short Term commercial paper or other Short Term Debt (whether incurred pursuant to clause (h) of the definition of Permitted Debt or that otherwise qualifies as Permitted Debt) remains outstanding on any date that is 30 days or fewer prior to both (A) the maturity date of such Debt and (B) the latest Extended Termination Date (any such date under this clause (iii), the “date of determination”), then an amount equal to the outstanding principal balance of such Debt, provided that such Debt Maturity Reserve shall be eliminated when such Debt is satisfied (including, if otherwise permissible hereunder, with the proceeds of an Advance in an amount up to the amount of the applicable Debt Maturity Reserve), refinanced, or the maturity thereof extended so as to be in excess of 30 days after the date of determination or the latest Extended Termination Date is extended (if applicable), in any case so that the foregoing conditions are no longer satisfied.”.

b.	Clause (h) of the definition of “Permitted Debt” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(h) Other Debt in an amount not to exceed $1,250,000,000 in the aggregate outstanding at any time; provided that not more than $750,000,000 of such Debt shall consist of Short Term Debt (including, without limitation, Short Term commercial paper);”.

c.	Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definition in alphabetical order:

i.	“Fourth Amendment Effective Date” means the “Amendment Effective Date” as defined in the Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of February 7, 2018, among Holdings, the Borrowers, the Lenders party thereto, the Issuing Lenders, the Co-Collateral Agents and the Agent.

d.	Section 2.04(d) of the Existing Credit Agreement is hereby amended by deleting the reference to the phrase “Section 2.08(a) or 2.08(c)” therein and replacing it with the phrase “Section 2.08(a) or 2.08(d)”.

e.	Section 2.13 of the Existing Credit Agreement is hereby amended by deleting the reference to the phrase “or 2.08(c)(i)” immediately after the phrase “Sections 2.08(a)(i), 2.08(b)(i)” and replacing it with the phrase “, 2.08(c)(i) or 2.08(d)(i)”.

f.	The first proviso to Section 3.01(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if (i) after giving effect to such issuance, the L/C Obligations would exceed the L/C Commitment or (ii) the face amount of the requested Letter of Credit, when aggregated with all other then outstanding Extensions of Credit (excluding FILO Extensions of Credit), shall exceed the Line Cap at such time;”.

g.	Section 3.04 of the Existing Credit Agreement is hereby amended by (i) deleting the reference to “Section 2.08(c)(i)” in Section 3.04(b) and replacing it with a reference to “Section 2.08(d)(i)” and (ii) deleting the reference to “Section 2.08(c)” in Section 3.04(c) and replacing it with a reference to “Section 2.08(d)”.

h.	Section 3.05 of the Existing Credit Agreement is hereby amended by deleting clauses (x) and (y) therefrom and replacing them with the following:

“(x) until the Business Day next succeeding the date of the relevant notice, Section 2.08(a)(i) or Section 2.08(d)(i), as applicable, with respect to the portions of the applicable draft attributable to 2015 Non-Extending Lenders and 2015 Extending Lenders, respectively, and (y) thereafter, Section 2.08(e)”.

i.	Section 6.01(j)(iii) of the Existing Credit Agreement is hereby amended by adding the following proviso to the end thereof:

“provided, further, that during the period commencing on December 15 of each year through and including January 15 of the immediately succeeding year, notwithstanding anything to the contrary in any Loan Document, if any Short Term Debt matures or is otherwise prepaid or repaid during such period (unless (x) such Short Term Debt is prepaid or repaid with the proceeds of Permitted Debt other than Revolving Advances or (y) pursuant to a cashless settlement mechanism, such Short Term Debt is exchanged, continued or rolled over in connection with any refinancing, extension, loan modification or similar transaction permitted by this Agreement; provided, that, if after giving effect to such transactions, the Debt described in clauses (x) and (y) has a maturity date (or is otherwise prepaid or repaid) on or prior to January 15 of such succeeding year, then such Debt shall be subject to the terms of this proviso at such time), then on the Business Day immediately prior to the date of each such maturity or payment (each, a “Specified Reporting Date”), the Borrowers shall deliver to the Agent a roll forward of the Loan Parties’ Eligible Inventory together with an updated Borrowing Base Certificate, in each case as of such Specified Reporting Date;”

j.	Section 6.02(j)(iii)(C) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(C) Other prepayments of Debt (without utilizing proceeds of Advances) so long as at the time of any such prepayment and immediately after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing. Further, if Holdings, the Borrowers or any of their Subsidiaries shall prepay any Debt (including Debt owed by a Loan Party to a Subsidiary that is not a Loan Party, but excluding other Debt owed to Holdings or any of its Subsidiaries) without utilizing proceeds of Advances pursuant to this clause (C) on any date (each, a “Prepayment Date”) then the Borrowers shall not permit Capped Excess Availability to be less than 12.5% of the Line Cap at any time from the Prepayment Date until one year following the Prepayment Date; provided this sentence shall not apply to (x) prepayments of Debt (A) with the proceeds of the incurrence of Permitted Debt as long as the maturity of such Permitted Debt (i) with respect to Permitted Debt prepaying Debt having a maturity of one year or less, is at least sixty (60) days later than the maturity of the Debt so refinanced, or (ii) with respect to all other Debt, is later than the maturity of the Debt so refinanced and the latest Extended Termination Date, or (B) after giving effect to all repayments of the Obligations required pursuant to Section 2.11(d), with the proceeds from the issuance of equity interests in a Group Member (other than to another Group Member), or (C) in a principal amount not to exceed $25,000,000 in the aggregate in any fiscal year and (y) solely for the 60 day period commencing with the date that is 60 days prior to the maturity date (as in effect on the Fourth Amendment Effective Date) of the Existing Second Lien Notes outstanding on the Fourth Amendment Effective Date (without regard to any notes issued in exchange or replacement therefor, or in lieu thereof), prepay the Existing Second Lien Notes (without utilizing proceeds of Advances) in an aggregate principal amount not to exceed $150,000,000 during the term of this Agreement, commencing with the Fourth Amendment Effective Date.”

k.	Section 6.02(j) of the Existing Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“The consummation of a cashless offer to exchange outstanding Permitted Debt for new Permitted Debt shall not be prohibited by this Section 6.02(j) so long as (x) other than with respect to the maturity date of such new Permitted Debt (which shall be governed by clause (y)), the terms of such new Permitted Debt would not be prohibited under Section 6.02(m) if such exchange had been structured as an amendment to documentation governing existing Debt as opposed to an exchange offer, and (y) the maturity date of such new Permitted Debt is no earlier than the earlier of (1) the maturity date of the Debt being exchanged and (2) the date that is one year after the latest Extended Termination Date. For the avoidance of doubt, the last sentence of Section 6.02(j)(iii)(C) shall not apply to any such exchange.”

5.	Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) that each of the following conditions precedent has been fulfilled as reasonably determined by the Agent:

a.	This Amendment shall have been duly executed and delivered by Holdings, the Borrowers, Lenders constituting the Required Lenders, each Issuing Lender, each Co-Collateral Agent, and the Agent, and the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

b.	Each of the conditions precedent set forth in Section 4.02 of the Amended Credit Agreement shall have been satisfied.

c.	All action on the part of Holdings and the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Amendment shall have been duly taken. The Agent shall have received a legal opinion with respect to enforceability and no conflicts with specified material Debt from Wachtell, Lipton, Rosen & Katz, legal counsel to the Loan Parties, and board resolutions and secretary’s certificates of the Borrowers consistent with those delivered on the Effective Date.

d.	Since January 30, 2017, there shall not have been any event or effect that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, as limited to clause (c) of the definition of “Material Adverse Effect” in the Existing Credit Agreement.

e.	After giving effect to this Amendment and the transactions contemplated hereunder, no Default or Event of Default shall have occurred and be continuing under the Amended Credit Agreement.

f.	The Borrowers shall have paid all fees, expenses and other amounts due and owing to the Agent, the Issuing Lenders, the Co-Collateral Agents and the Lenders that have executed this Amendment.

g.	To the extent requested by a Lender, the Agent shall have received all documentation and other information with respect to the Loan Parties required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

h.	Each Loan Party shall have duly executed and delivered to the Agent a reaffirmation (in form and substance satisfactory to the Agent) of its obligations (including guarantees) and liens under the Loan Documents.

6.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns.

7.	Expenses. The Borrowers shall reimburse the Agent and the Co-Collateral Agents for all reasonable and documented out-of-pocket expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees.

8.	Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

9.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

10.	FATCA. For purposes of determining withholding taxes imposed under FATCA, the Loan Parties, the Agent and the Co-Collateral Agents shall treat (and the Lenders hereby authorize the Agent and the Co-Collateral Agents to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

11.	Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agents or the Lenders under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement. Except as provided herein and in the Amended Credit Agreement, all of the terms and conditions of the Existing Credit Agreement (including the Exhibits thereto) and the other Loan Documents shall remain in full force and effect, and each Borrower hereby reaffirms its obligations (including obligations under any guarantee) and liens granted thereunder. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement or an accord and satisfaction in regard thereto. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under applicable Requirements of Law. If any provision is found to be invalid under applicable Requirements of Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

HOLDINGS:

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

BORROWERS:

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President, Finance

KMART CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

[Signature page to Fourth Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as Agent, a Co-Collateral Agent, an Issuing Lender and as a Lender

By:	/s/ Brian Lindblom
Name: Brian Lindblom
Title: Director

[Signature page to Fourth Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Collateral Agent, an Issuing Lender and as a Lender

By:	/s/ Joseph Burt
Name: Joseph Burt
Title: Director

[Signature page to Fourth Amendment to Credit Agreement]

Citibank, N.A., as a Revolving Lender

By:	/s/ David L. Smith
Name: David L. Smith
Title: Vice President and Director

[Signature page to Fourth Amendment to Credit Agreement]

Citizens Business Capital, a division of Asset Finance, Inc., as a Revolving Lender

By:	/s/ Christine Scott
Name: Christine Scott
Title: SVP

[Signature page to Fourth Amendment to Credit Agreement]

UPS Capital Corporation, as a Revolving Lender

By:	/s/ Robert C. Dugger
Name: Robert C. Dugger
Title: Senior Portfolio Manager

[Signature page to Fourth Amendment to Credit Agreement]

ALLY BANK, as a Revolving Lender

By:	/s/ Steven J. Brown
Name: Steven J. Brown
Title: Authorized Signatory

[Signature page to Fourth Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Michael Byrne
Name: Michael Byrne
Title: Assistant Vice President

[Signature page to Fourth Amendment to Credit Agreement]

TD Bank, N. A., as a Revolving Lender

By:	/s/ Jeffrey Saperstein
Name: Jeffrey Saperstein
Title: Vice President

[Signature page to the Fourth Amendment to the Credit Agreement]

Consents from Term Lenders

are available with the Agent